Exhibit 32.1

CERTIFICATIONS

PURSUANT TO 18 U.S.C. 1350

Solely for the purposes of complying with 18 U.S.C. 1350, I, the undersigned Principal Executive Officer and Principal Financial and Accounting Officer of Surf Air Mobility Inc. (the “Company”) hereby certify, based on my knowledge, that the Quarterly Report on Form 10-Q of the Company for the quarter ended June 30, 2026 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Deanna White
Deanna White, Chief Executive Officer (Principal Executive Officer)
August 10, 2026

/s/ Oliver Reeves
Oliver Reeves, Chief Financial Officer (Principal Financial and Accounting Officer)
August 10, 2026